UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec, Canada		H3B 5H2
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28, 2011, AbitibiBowater Inc. (the “Company”), AbiBow US Inc. (f/k/a Bowater Incorporated) and AbiBow Recycling LLC (f/k/a Abitibi-Consolidated Corp.) (collectively, the “U.S. Borrowers”) and AbiBow Canada Inc. (f/k/a Abitibi-Consolidated Inc.) (the “Canadian Borrower” and together with the U.S. Borrowers, the “Borrowers”), and the subsidiaries of the Company that are guarantors of the credit agreement referenced below entered into an Amendment No. 2 (the “amendment”) to the ABL Credit Agreement, dated December 9, 2010 (the “credit agreement”), with certain lenders and Citibank, N.A., as administrative agent and collateral agent. The following summary of the material terms of the amendment is qualified in its entirety by reference to the actual amendment attached to this current report as Exhibit 10.1 and incorporated herein by reference.

The credit agreement, as amended, provides for an asset based revolving credit facility with an aggregate lender commitment of up to $600 million at any time outstanding, subject to borrowing base availability, including a $60 million (increased from $20 million) swing line sub-facility and a $200 million (increased from $150 million) letter of credit sub-facility. The facility includes a $400 million tranche available to the U.S. Borrowers and the Canadian Borrower and a $200 million tranche available solely to the U.S. Borrowers, in each case subject to the borrowing base availability of those Borrowers.

The amendment extends the maturity of the facility from December 9, 2014 to October 28, 2016.

The amendment reduces the interest rate margin applicable to borrowings under the credit facility to 1.75% to 2.25% per annum with respect to Eurodollar rate and bankers’ acceptance rate borrowings (reduced from 2.75% to 3.25%) and 0.75% to 1.25% per annum with respect to base rate and Canadian prime rate borrowings (reduced from 1.75% to 2.25%), in each case depending on excess availability under the credit facility. Additionally, the amendment reduces the unutilized commitment fee payable by the Borrowers under the credit facility to 0.375% to 0.50% per annum (reduced from 0.50% to 0.75%), subject to monthly pricing adjustments based on the unutilized commitment of the facility.

The amendment reduces to 1:1 (reduced from 1.1:1.0) the minimum consolidated fixed charge coverage ratio required if at anytime excess availability falls below the greater of (i) $60 million and (ii) 12.5% of the lesser of (A) the total commitments and (B) the borrowing base then in effect. Prior to the effectiveness of the amendment, this springing fixed charge coverage ratio covenant was triggered if excess availability fell below 15% of the total commitments then in effect.

The amendment also eases certain other covenants, including covenants restricting the Company’s ability to (i) prepay certain indebtedness, (ii) consummate permitted acquisitions and (iii) make certain restricted payments.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information regarding the termination of the AbitibiBowater 2010 DC Supplemental Executive Retirement Plan under Item 5.02 of this current report is incorporated herein by reference.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 31, 2011, the Company reported its earnings for the third quarter ended September 30, 2011. A copy of the Company’s press release containing the information is furnished as exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section, and shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933 or the Exchange Act.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Supplemental Retirement Plans

On October 25, 2011, the board approved the termination of the AbitibiBowater 2010 DC Supplemental Executive Retirement Plan (“DC SERP”), effective as of December 31, 2011. As a result, effective January 1, 2012, all non-union employees (including the chief executive officer and his direct reports) will participate in the same pension arrangement under the Defined Contribution Pension Plan (the “DC plan”), which is a registered (tax-qualified) plan under Canadian tax law. Under the DC plan, if an employee contributes a maximum of 6% of base salary, he or she can receive a maximum Company contribution of 10% of base salary.

Under the DC SERP, the Company currently contributes a difference of 10.5% less the Company contributions under the DC plan plus an additional 12% for the chief executive officer, and 10% for his direct reports, of base salary and incentive awards paid under annual incentive plans such as the 2011 STIP.

In order to compensate the chief executive officer and his direct reports for the 10.5% to 13.5% reduction in Company contributions with the termination of the DC SERP, effective January 1, 2012, the Company will increase their base salary by 7.5% and will remit to each of them a cash payment equivalent to Company contributions in excess of the limit prescribed under the Income Tax Act (Canada), as well as Company contributions on incentive awards paid under annual short term incentive plans such as the 2011 STIP. The table shows the increased base salary and approximate additional Company contributions:

	Base Salary	Additional Contribution
Richard Garneau	$822,375	$110,595
Jo-Ann Longworth	$376,250	$ 37,873
Jacques Vachon	$310,675	$ 33,840

The current DC SERP will be liquidated and the value of the notional accounts will be paid out in a lump sum to its participants (in October 2012 or later). Between December 31, 2011 and the payout date, the value of the notional accounts will be credited to the participants with the average rate of return on the balanced funds under the DC plan.

Annual Equity Grants to Named Executive Officers

The information regarding the annual equity grants to named executive officers under Item 7.01 of this current report is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

Annual Equity Grants to Named Executive Officers

On October 24, 2011, the Company approved grants of stock options and restricted stock units, or “RSUs,” under the 2010 AbitibiBowater Inc. Equity Incentive Plan (the “2010 LTIP”) to selected participants, including its named executive officers. We refer to these grants as the “annual equity grants.” The grants will not be made until the third trading day after the date on which the Company issues its third quarter earnings, namely November 3, 2011.

Annual equity grants to Richard Garneau, president and chief executive officer, Jo-Ann Longworth, senior vice president and chief financial officer and Jacques Vachon, senior vice president and chief legal officer, are valued at $1,721,250, $437,500 and $361,250, respectively. Mr. Garneau, however, declined the annual equity grant.

The annual equity grant of each named executive officer, except Mr. Garneau, will consist of:

•

a grant of options to purchase a number of shares of the Company’s common stock determined by dividing (A) 50% of the officer’s award value by (B) the Black-Scholes value of an option to purchase a new share of common stock, as determined by the Company. The exercise price of the options equals the simple arithmetic mean between the highest and lowest prices per share at which the common stock was traded on the New York Stock Exchange on the trading day immediately preceding the grant date;

•

a grant of RSUs with respect to a number of shares of the Company’s common stock determined by dividing (A) 50% of the officer’s award value by (B) the simple arithmetic mean between the highest and lowest prices per share at which the common stock was traded on the New York Stock Exchange on the trading day immediately preceding the grant date.

The annual equity grant will vest twenty-five percent (25%) on each of the four anniversaries of the grant date, subject to the named executive officer’s continued employment with the Company and customary conditions for accelerated vesting or forfeiture upon the occurrence of certain employment related events.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amendment No. 2, dated October 28, 2011, to ABL Credit Agreement, dated as of December 9, 2010, among AbitibiBowater Inc., AbiBow US Inc. (f/k/a Bowater Incorporated) and AbiBow Recycling LLC (f/k/a Abitibi-Consolidated Corp.) and AbiBow Canada Inc. (f/k/a Abitibi-Consolidated Inc.), and Citibank, N.A., as administrative agent and collateral agent

99.1	AbitibiBowater Inc. press release dated October 31, 2011, containing financial information for its third quarter ended September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

Dated: October 31, 2011

Index of Exhibits

Exhibit Number	Exhibit Description

10.1	Amendment No. 2, dated October 28, 2011, to ABL Credit Agreement, dated as of December 9, 2010, among AbitibiBowater Inc., AbiBow US Inc. (f/k/a Bowater Incorporated) and AbiBow Recycling LLC (f/k/a Abitibi-Consolidated Corp.) and AbiBow Canada Inc. (f/k/a Abitibi-Consolidated Inc.), and Citibank, N.A., as administrative agent and collateral agent

99.1	AbitibiBowater Inc. press release dated October 31, 2011, containing financial information for its third quarter ended September 30, 2011